UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 26, 2018

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 26, 2018, Sanmina Corporation (the “Company”) entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”), among the Company, the sellers and buyers from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent (“BTMU”).

Under the terms of the Receivables Purchase Agreement, the Company and other subsidiaries of the Company who may join the Receivables Purchase Agreement from time to time as sellers (together, the “Sellers”) will sell accounts receivable on a revolving basis to BTMU and other buyers from time to time party to the Receivables Purchase Agreement (together, the “Buyers”). The Company will service and administer the subject receivables for the Buyers and will guarantee the obligations of subsidiary Sellers under the Receivables Purchase Agreement.

The Sellers will be paid a discounted purchase price for each receivable sold under the Receivables Purchase Agreement. The discount rate used to determine the purchase price for the subject receivables is based upon LIBOR plus a margin applicable to the specified obligor. The maximum outstanding balance of receivables under the Receivables Purchase Agreement can be $140 million at any one point.  Sellers are not required to offer to sell any receivables and the Buyers are not committed to purchase any receivable offered by Sellers.

The term of the Receivables Purchase Agreement will end on March 25, 2019, subject to automatic 364-day extensions unless Sellers or BTMU elect not to extend the term. Additionally, the Sellers, the Buyers or BTMU may terminate the Receivables Purchase Agreement at any time upon 30 days’ prior written notice.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

Date: March 30, 2018	By:	/s/ David Anderson
David Anderson
Executive Vice President and Chief Financial Officer